UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

1347 PROPERTY INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of 1347 Property Insurance Holdings, Inc. (the “Company”) approved a share matching arrangement for certain purchases made by Douglas N. Raucy, President and Chief Executive Officer, John S. Hill, Vice President and Chief Financial Officer, and Dean E. Stroud, Vice President and Chief Underwriting Officer of the Company, as described below. Messrs. Raucy, Hill and Stroud will have the opportunity to purchase up to 20,000, 20,000, and 10,000 shares of the Company’s common stock, respectively, in each case through the open market, independently and without assistance from the Company, during the six months beginning on May 31, 2017, and at the end of the six-month purchase period, the Company will match any such shares purchased by them with a grant of restricted stock units (“RSUs”) of the Company equal to two RSUs for each share purchased by them. The RSU grants will be made pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”). The RSUs will vest 20% per year over five years following the date granted, subject to continued employment by the executive through such vesting date, with the ability of the Board, in its discretion, to accelerate vesting in the event of the executive’s early retirement, and provided that the executive maintains ownership of the shares purchased through the full five-year vesting period.

In addition, on May 31, 2017, the Committee approved a share matching arrangement for certain purchases made by the Company’s non-employee directors, as described below. Each current non-employee director will have the opportunity, independently and without assistance from the Company, to purchase up to 3,333 shares of the Company’s common stock, through the open market and during the six months beginning on May 31, 2017, and at the end of the six-month purchase period, the Company will match any such shares purchased by the director with a grant of RSUs of the Company equal to two RSUs for each share purchased them. The RSU grants will be made pursuant to the Plan, and the RSUs will vest 20% per year over five years following the date granted, provided that such director maintains ownership of the shares purchased through the full five-year vesting period. The vesting of the RSUs will be subject to the director’s continued service on the Board through the applicable vesting date, provided that if a director makes himself available and consents to be nominated by the Company for continued service but is not nominated by the Board for election by the shareholders, other than for good reason as determined by the Board in its discretion, then such director’s RSUs will vest in full as of his last date of service as a director with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Vice President and Chief Financial Officer